UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

_______________________________________________________________________________________

Virtus Alternative Solutions Trust

Registration Nos. 811-22906 and 333-191940

Virtus Asset Trust

Registration Nos. 811-07705 and 333-08045

Virtus Equity Trust

Registration Nos. 811-00945 and 333-118174

Virtus Opportunities Trust

Registration Nos. 811-07455 and 333-65137

(Name of Registrant as Specified in Its Charter/Declaration of Trust)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

VIRTUS FUNDS

Dear Virtus Funds Shareholder:

We are reaching out to inform you that the special meeting of shareholders has been adjourned out to August 9, 2022, for the Virtus Funds.

Your vote is critical to helping us reach quorum. The presence (in person or by proxy) of a certain number of Fund shareholders entitled to vote at the meeting (a “quorum”) is needed to approve the proposals.

Because your vote is critical, our outreach to you will continue until there is sufficient voting to reach quorum.

You are valued shareholder, and your vote is important.

Please Vote Today!

1-844-557-9029

By voting now, you will help avoid the additional cost and inconvenience of additional mailings and phone calls.

The Board of Trustees of the Virtus Funds unanimously recommends a vote “FOR” the proposals.

We’ve made it very easy for you to vote by choosing one of the following options:

•	Call a proxy voting specialist today at 1-844-557-9029. Representatives are available weekdays from 9 a.m. to 10 p.m. ET. You can vote with a representative even if you don’t have your proxy card. Or, you can call the toll-free touchtone phone number located on your proxy card, enter the control number, and follow the prompts.

•	Vote online at www.proxyvote.com by entering the control number on the enclosed proxy card and following the prompts.

•	Vote by mail by completing, signing, and dating the enclosed proxy card and returning it in the pre-paid envelope provided in this package.

We appreciate you taking the time to vote your shares today!

VFADJ1